BY-LAWS

                             OF

               MERIDIAN INSURANCE GROUP, INC.


                  INCLUDING ALL AMENDMENTS

                      December 4, 1996


                          ARTICLE I

                   Certificates for Shares


     Section 1.  Certificates.  Each holder of shares of the

Corporation shall be entitled to a certificate signed by the

President or a Vice President and attested by the Secretary

or an Assistant Secretary, certifying the number of shares

owned by such shareholder and such other information as may

be required by law.  The form of such certificate shall be

prescribed by resolution of the Board of Directors.

     Section 2.  Lost or Destroyed Certificates.  If a

certificate of any shareholder is lost or destroyed, a new

certificate may be issued to replace such lost or destroyed

certificate.  Unless waived by the Board of Directors, the

shareholder shall make an affidavit or affirmation of the

fact that his certificate is lost or destroyed, shall

advertise the same in such manner as the Board of Directors

may require, and shall give the Corporation a bond of

indemnity in the amount and form which the Board of

Directors may prescribe.

     Section 3.  Transfer of Shares.  Shares of the

Corporation shall be transferable only on the books of the

Corporation upon presentation of the certificate

representing the same, endorsed by an appropriate person or

persons and accompanied by (1) reasonable assurance that

those endorsements are genuine and effective and (2) a

request to register such transfer.  Transfers of shares

shall be otherwise subject to the provisions of Article 8 of the Indiana Uniform Commercial Code, Ind. Code Chapter 26-1-

8, as amended.

     Section 4.  Recognition of Shareholders.  The

Corporation shall be entitled to recognize the exclusive

right of a person registered on its books as the owner of

shares to receive dividends and to vote as such owner

notwithstanding any equitable or other claim to, or interest in, such shares on the part of any other person.

                         ARTICLE II

                  Meetings of Shareholders

     Section 1.  Annual Meeting.  The annual meeting of the

shareholders of the Corporation shall be held within the

first six months of the calendar year on such date and at

such place as designated by the Board of Directors.

     Section 2.  Special Meetings.  Special meetings of the

shareholders  may be called by the President, by the Board

of Directors, or by shareholders who hold not less than two-

thirds (2/3) of all the outstanding shares which may be

voted on the business proposed to be transacted thereat.

Special meetings of shareholders shall be held at such place as the Board of Directors may designate.

     Section 3.  Notice of Meetings.  Written notice stating

the date, time and place of any meeting of shareholders and,

in the case of special meetings or when otherwise required

by law, the purpose for which any such meeting is called,

shall be delivered or mailed by the Secretary of the

Corporation to each shareholder of record entitled to vote

at such meeting, at such address as appears upon the records of the Corporation and at least ten (10) but no more than

sixty (60) days before the date of such meeting, on being

notified of the date, time and place thereof by the person

or persons calling the meeting.

     Section 4.  Waiver of Notice.  Notice of any meeting

may be waived in writing by any shareholder before or after

the date and time for such meeting stated in the notice.

                             -2-

Attendance at any meeting in person, or by proxy when the

instrument of proxy sets forth in reasonable detail the

purposes of such meeting, shall constitute a waiver of

notice of such meeting.

     Section 5.  Date of Determination of Voting Rights.

The Board of Directors may fix in advance a date as a record date, not exceeding sixty (60) days prior to the date of any meting of shareholders for the purpose of determining the

shareholders entitled to notice of and to vote at such

meeting, to demand a special meeting, or to take any other

action.  In the absence of action by the Board of Directors

to fix a record ate as herein provided, the record date

shall be the fourteenth (14th) day prior to the date of the

meeting.

     Section 6.  Voting by Proxy.  A shareholder entitled to

vote at any meeting of shareholders may vote either in

person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact of such shareholder.  No

proxy shall be voted at any meeting of shareholders unless

the same shall be filed with the Secretary of the meeting

prior to the commencement of such meeting.  The general

proxy of a fiduciary shall be given the same effect as the

general proxy of any other shareholder.

     Section 7.  Voting Lists.  The Secretary shall make, at

least five (5) days before each meeting of shareholders, a

complete list of the shareholders entitled to vote at such

meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation

and shall be subject to inspection by any shareholder at any time during usual business hours for a period of five (5)

days prior to such meeting.  The list shall also be produced and kept open at the time and place of such meeting and

shall be subject to inspection by any shareholder during

such meeting or any adjournment.

     Section 8.  Quorum.  At any meeting of shareholders,

the holders of a majority of the outstanding shares which

may be voted on the business to be transacted at such

meeting, represented thereat in person or by proxy, shall

constitute a quorum, and a majority vote of such quorum

shall be necessary for the transaction of any business by

the meeting, unless a greater number is required by law, the

Articles of Incorporation or these By-Laws.

     Section 9.  Action by Consent.  Any action required to

be taken at a meeting of shareholders, or any action which

may be taken at a meeting of shareholders, may be taken

without a meeting but with the same effect as a unanimous

vote at a meeting, if, prior to such action, a consent in

writing, setting forth the action so taken, shall be signed

by all shareholders entitled to vote with respect thereto,

and such consent is filed with the minutes of shareholders'

proceedings or the Corporation's records.

                         ARTICLE III

                     Board of Directors

     Section 1.  Duties and Qualifications.  All corporate

powers shall be exercised by or under the authority of, and

the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as

may be otherwise provided by law or the Articles of

Incorporation.

     Section 2.  Number and Terms of Office.  There shall be

at least nine (9) directors of its Corporation who shall be

divided into three (3) classes containing, as nearly as

possible, an equal number of directors in each class.  The

term of office of each of the directors in each class shall

expire in the same year so that each class shall be elected

at succeeding annual meetings for a three-year term; except

as shorter terms may be required for individual directors so as to maintain, as nearly as possible, an equal number of

directors in each class.

     Section 3.  Annual Meeting.  Unless otherwise agreed

upon, the Board of Directors shall meet immediately

following the annual meeting of the shareholders, at the

place where such meeting of shareholders was held, for the

purpose of election of officers of the Corporation and

consideration of any other business which may be brought

before the meeting.  No notice shall be necessary for the

holding of this annual meeting.

     Section 4.  Other Meetings.  Regular meetings of the

Board of Directors may be held pursuant to a resolution of

the Board to such effect.  No notice shall be necessary for

any regular meeting.  Special meetings of the Board of

Directors may be held upon the call of the President or of

any two (2) members of the Board and upon twenty-four (24)

hours' notice specifying the date, time, and place of the

meeting, given to each director either orally in person or

by telephone, or in writing delivered in person, by mail, or by expedited courier service, or by telegram or

photographic, telecopy, or equivalent reproduction of a

writing.  Notice of a special meeting may be waived in

writing before the time of the meeting, at the time of the

meeting, or after the time of the meeting.  Attendance at

any special meeting shall constitute waiver of notice of

such meeting, except as otherwise provided by law.

     Section 5.  Quorum.  A majority of the actual number of

directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any

business except the filling of vacancies, and the act of the majority of the directors present at a meeting when a quorum is present shall be the act of the Board of Directors,

unless the act of a greater number is required by law, the

Articles of Incorporation, or these By-Laws.

     Section 6.  Action by Consent.  Any action required or

permitted to be taken at any meeting of the Board of

Directors may be taken without a meeting, if prior to such

action a written consent to such action is signed by all

members of the Board and such consent is filed with the

minutes of proceedings of the board or the Corporation's

records.

     Section 7.  Committees.  The Board of Directors, by

resolution adopted by a majority of the actual number of

directors elected and qualified, may designate from among

its members an executive Committee and one or more other

committees, each of which, to the extent provided in such

resolution, may have and exercise all the authority of the

Board of Directors, except as may otherwise be provided by

law or the Articles of Incorporation.

     Section 8.  Participation in Meetings.  A member of the

Board of Directors or of the executive committee or other

committee designated by the Board may participate in a

meeting of the Board or executive or other committee of the

Board by means of a conference telephone or similar

communications equipment by which all directors

participating may simultaneously hear each other during the

meeting; and participation by these means constitutes

presence in person at the meeting for all purposes under

these By-Laws.

                         ARTICLE IV

                           Offices

     Section 1.  Offices and Qualification Therefor.  The

officers of the Corporation shall consist of a Chairman of

the Board of Directors, a President, one (1) or more Vice

Presidents, a Secretary, a Treasurer and such assistant

officers as the Board of Directors shall designate.  The

President shall be chosen from among the directors.  Any two

(2) or more offices may be held by the same person.

     Section 2.  Terms of Office.  Each officers of the

Corporation shall be elected annually by the Board of

Directors at its annual meeting and shall hold office for a

term of one (1) year and until his successor shall be duly

elected and qualified.

     Section 3.  Vacancies.  Whenever any vacancies shall

occur in any of the offices of the Corporation for any

reason, the same may be filled by the Board of Directors at

any meeting thereof, and any officer so elected shall hold

office until the next annual meeting of the Board of

Directors and until his successor shall be duly elected and

qualified.

     Section 4.  Removal.  Any officer of the Corporation

may be removed, with or without cause, by the Board of

Directors whenever a majority of such Board shall vote in

favor of such removal.

     Section 5.  Compensation.  Each officer of the

Corporation shall receive such compensation for his service

in such office as may be fixed by action of the Board of

Directors, duly recorded.

                          ARTICLE V

                Powers and Duties of Officers

     Section 1.  Chairman of the Board of Directors.  The

Chairman of the Board of Directors shall preside at all

meetings of shareholders and directors, a duty which he may

delegate to the President, or in the absence of the

President, to any other director at his discretion.  The

Chairman shall have such other powers and duties as these By-

Laws or the Board of Directors may prescribe.

     Section 2.  President.  Subject to the general control

of the Board of Directors, the president shall manage and

supervise all the affairs and personnel of the Corporation

and shall discharge all the usual functions of the chief

executive officer of a corporation.  Shares of other

corporations owned by this Corporation shall be voted by the

President or by such proxies as the President shall

designate.  The President shall have authority to execute,

with the Secretary, powers of attorney appointing other

corporations, partnerships or individuals as the agents of

the Corporation, subject to law, the Articles of

Incorporation, and these By-Laws.

     Section 3.  Vice Presidents.  The Vice Presidents, in

the order designated by the Board of Directors, shall have

all the powers of, and perform all the duties incumbent

upon, the President during his absence or disability and

shall have such other powers and duties as these By-Laws or

the Board of Directors may prescribe.

     Section 4.  Secretary.  The Secretary shall attend all

meetings of the shareholders and of the Board of Directors,

and shall keep or cause to be kept, a true and complete

record of the proceedings of such meetings, and he shall

perform a like duty, when required, for all standing

committees appointed by the Board of Directors.  If

required, he shall attest the execution by the Corporation

of deeds, leases, agreements and other official documents.

He shall attend to the giving and serving of all notices of

the Corporation required by these By-Laws, shall have

custody of the books (except books of account) and records

of the Corporation, and in general shall perform all duties

pertaining to the office of Secretary and such other duties

as these By-Laws or the Board of Directors may prescribe.

     Section 5.  Treasurer.  The Treasurer shall keep

correct and complete records of account, showing accurately

at all times the financial condition of the Corporation.  He shall have charge and custody of, and be responsible for,

all funds, notes, securities and other valuables which may

from time to time come into the possession of the

Corporation.  he shall deposit, or cause to be deposited,

all funds of the Corporation with such depositories as the

Board of Directors shall designate.  He shall furnish at

meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and in general shall perform all duties pertaining to the office of Treasurer and such other duties as these

By-Laws or the Board of Directors may prescribe.

     Section 6.  Assistant Officers.  The Board of Directors

may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom

they are elected to assist shall specify and delegate to

them, and such other powers and duties as these By-Laws  or

the Board of Directors may prescribe.  An Assistant

Secretary may, in the event of the absence or the disability of the Secretary, attest the execution of all documents by

the Corporation.

                         ARTICLE VI

                        Miscellaneous

     Section 1.  Corporate Seal.  The Corporation shall have

no seal.

     Section 2.  Execution of Contracts and Other Documents.

Unless otherwise ordered by the Board of Directors, all

written contracts and other documents entered into by the

Corporation shall be executed on behalf of the Corporation

by the President or a Vice President, and, if required,

attested by the Secretary or an Assistant Secretary.

     Section 3.  Fiscal Year.  The fiscal year of the

Corporation shall begin on January 1 of each year and end on the December 31 immediately following.

                         ARTICLE VII

                         Amendments

     Subject to law and the Articles of Incorporation, the power to make, alter, amend or repeal all or any part of these By-Laws is vested in the Board of Directors. The affirmative vote of two-thirds (2/3) of the entire Board of Directors then in office shall be required to effect any alteration, amendment or repeal of these By-Laws.